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CONTACT: RUDOLPH A. LUTTERSCHMIDT
                  (610) 834-9600

                              FOR IMMEDIATE RELEASE

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NOCOPI TECHNOLOGIES, INC. EXPANDS PRODUCT LINE TO INCLUDE NEW CHILDREN'S
PUBLICATIONS. ANNOUNCES EXCLUSIVE LICENSE WITH PARADISE PRESS, INC. TO PUBLISH NOCOPI'S NATIONAL AWARD-WINNING RUB-IT AND COLOR ACTIVITY BOOK.

WEST CONSHOHOCKEN, PA. SEPTEMBER 27, 2005, PR NEWSWIRE. Today, Michael A. Feinstein, M.D., Chairman and CEO of Nocopi Technologies, Inc. (OTC Bulletin
Board: NNUP), announced an expansion of company activities to include the publication of Children's Books. "This initiative marks an important milestone for us. We look forward to utilizing our ink and printing technologies to create a vast array of education and entertainment products," said Dr. Feinstein.

Dr. Feinstein also announced a new exclusive license with PARADISE PRESS, INC., WESTIN, FLORIDA for the publication of Nocopi's RUB-IT & COLOR CHILDREN'S BOOKS. "We are pleased to initiate this new business relationship with Paradise Press for the sales of our Rub-it & Color Books to children of all ages," said Dr. Feinstein.

Scott Schear, President of Paradise Press, commented "I really like the Nocopi's RUB-IT & COLOR technology and think it has the potential to be a big winner."

Paradise Press, Inc. publishes children's coloring and activity books, sticker books, paint with water books, children's board books, puzzle books and dictionaries. Paradise Press also licenses some of the major nationally known names for children's coloring products.

Paradise Press publications are sold to the public in over 20,000 retail outlets located throughout the United States.

The RUB-IT & COLOR ACTIVITY BOOK, an interactive product, was launched at the American International TOY Fair in New York City in February, 2004. "These Activity Books bring a rainbow of colors to life without using crayons, coloring pencils or markers. Colors magically appear before your eyes, simply by rubbing/scratching the RUB-IT & COLOR paper. Colors do not stick to your fingers, and they meet the safety requirements for toxicology testing ASTM-F963," stated Dr. Feinstein.




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Creative Child Magazine awarded the company's RUB-IT & COLOR ACTIVITY Book the
PREFERRED CHOICE AWARD for the year 2004 in the Kid's Travel Toy Category, and SPECTRUM Magazine named the Activity Book as one of the TOP THREE products at the 2004 Toy Fair held in New York City earlier that year.

Creative Child Magazine is a bimonthly publication that delivers the latest information on how to nurture children's creativity. Award winners were judged and recognized for their excellence in promoting creativity in play.

Spectrum Magazine, also a bimonthly publication, says of the Activity Book:
"it's great for teaching children to color, staying within the lines, and using different colors in one picture. It is very innovative."

Nocopi Technologies, Inc. is also in the business of developing solutions against counterfeiting, product diversion, document security, and authentication via patented technologies (including invisible inks, color changing inks, reactive thread and document security paper products.)

FORWARD LOOKING INFORMATION

This news release contains certain forward-looking information within the meaning of The Private Securities Litigation Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Such forward-looking statements involve certain risks, uncertainties and other factors that may cause actual results to differ materially from such forward-looking statements (a summary of such factors may be found in the Company's Annual Report on Form 10-KSB amended for the year ended December 31, 2004 and its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 under the caption "Risk Factors"). The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or implied) will not be realized.